Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is entered into as of March 11, 2020 (provided, however, that this Agreement shall only be effective as of the Execution Date (as defined in this Agreement)), by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Investor”). The Company and the Investor may be referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS:

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Five Hundred Thousand Dollars ($500,000) to acquire shares of the Company’s common stock par value $0.0001 per share (the “Common Stock”) after an effective Registration Statement;

WHEREAS, such investment will be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to the investment in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Parties are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws;

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION 1. DEFINITIONS

Section 1.01 DEFINITIONS. For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

(a)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(d)	“Business Day” shall mean any day on which the Principal Market for the Shares is open for trading from the hours of 9:30 am until 4:00 pm.

(e)	“Commitment Period” shall mean the period beginning on the Execution Date and ending on the earlier to occur of (1) the date that Investor has purchased $500,000 of Shares pursuant to this Agreement and (2) December 31, 2020.

(f)	“Document Preparation Fee” shall mean a $5,000 cash payment made by Company to Investor immediately following the Execution Date.

(g)	“Execution Date” shall mean the last date that this Agreement is signed by the parties hereto

(h)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(i)	“Investment Amount” shall mean the number of Shares in a Purchase Notice multiplied by the Purchase Price.

(j)	“Investment Documents” shall mean this Agreement, the Registration Rights Agreement, the Registered Offering Transaction Documents (as defined in the Registration Rights Agreement) and any other certificate, instrument or document contemplated hereby or thereby.

(k)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(l)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(m)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(n)	“Principal Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Markets, whichever is the market on which the Common Stock is listed.

(o)	“Purchase Notice” shall mean a written notice sent to the Investor by the Company stating the number of Shares that the Company intends to sell to the Investor pursuant to the terms of this Agreement and which the Investor is obligated to buy, in each case subject to the terms and conditions herein.

(p)	“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Shares issuable hereunder.

(q)	“SEC” shall mean the U.S. Securities and Exchange Commission.

(r)	“Shares” shall mean the shares of Common Stock issued pursuant to the terms of this Agreement.

Section 1.02 INTERPRETIVE PROVISIONS. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

SECTION 2. PURCHASE AND SALE OF COMMON STOCK

Section 2.01 PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, a number of Shares having an aggregate purchase price of Five Hundred Thousand Dollars ($500,000).

Section 2.02 DELIVERY OF PURCHASE NOTICES. Subject to the terms and conditions herein, and from time to time during the Commitment Period, the Company may, in its sole discretion, deliver one or more Purchase Notices to the Investor, each of which shall state the number of Shares which the Company intends to sell to the Investor on a Closing (as defined below). The Purchase Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference. During the Commitment Period, the Company shall not submit a Purchase Notice until the Closing pursuant to any prior Purchase Notice has been completed.

Section 2.03 PURCHASE PRICE. The purchase price for each Share (the “Purchase Price”) shall be equal to 90% of the VWAP (as defined below) as determined on the Closing Date (the “Determination Date”). For purposes herein, “VWAP” shall for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed for trading on the Principal Market, the lowest daily volume weighted average price of the Common Stock during the 5 Trading Day period immediately prior to the Determination Date, as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on the Principal Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length. For purposes herein, “Trading Day” shall mean any day on which the Principal Market is generally open for business and on which the Common Stock is then traded. For the avoidance of doubt, the Purchase Price shall be recalculated with respect to each sale of Shares pursuant to a Purchase Notice.

Section 2.04 CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SHARES.

(a)	Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Purchase Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

(i)	at all times during the period beginning on the related Purchase Notice and ending on and including the related Closing, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Business Days during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(ii)	the Company shall have complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed between the Parties in connection with the transactions contemplated in the Investment Documents (the “Transactions”), which has not been cured prior to delivery of the applicable Purchase Notice;

(iii)	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Shares; and

(iv)	the issuance of the Shares will not violate any requirements of the Principal Market.

(b)	If any of the events described in Section 2.04(a)(i) through Section 2.04(a)(iv) above occurs prior to a Closing, then the Investor shall have no obligation to purchase the Shares set forth in the applicable Purchase Notice.

Section 2.05 MECHANICS OF PURCHASE OF SHARES. The Closing of the sale and purchase of Shares pursuant to a Purchase Notice (each, a “Closing”) shall occur on the third Business Day (the “Closing Date”) following notification by the Investor the Shares have been received in its custodial account. On each applicable Closing, the Investor shall deliver to the Company the applicable Investment Amount by wire transfer of immediately available funds to an account designated by the Company. In addition, with respect to each Closing, and prior to, at, or following such Closing, each of the Company and Investor shall deliver to each other all documents, instruments and writings as reasonably requested by either of them pursuant to this Agreement in order to implement and effect the Transactions.

Section 2.06 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 9.99% of the number of shares of Common Stock outstanding on the Closing, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

Section 2.07 NO SHORT SALES. No short sales shall be permitted by the Investor or its affiliates during the Commitment Period.

Section 2.08 NO DISCLOSURE. The Company shall not disclose non-public information to the Investor.

SECTION 3. INVESTOR’S REPRESENTATIONS AND WARRANTIES

Investor hereby makes the following representations and warranties to the Company, and such representations and warranties shall be deemed automatically remade by Investor on, and as of, each Closing Date:

Section 3.01 AUTHORIZATION OF TRANSACTIONS. Investor is a limited partnership, duly organized and in good standing in the State of Delaware and has the requisite power and capacity to execute and deliver the Investment Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Investor of the applicable Investment Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Investor. The Investment Documents to which Investor is a party have been duly and validly executed and delivered by Investor. Each Investment Document to which Investor is a party constitutes the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.02 GOVERNMENTAL APPROVALS; NON-CONTRAVENTION. No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Investor of this Agreement or any other Investment Document to which Investor is a party. The execution, delivery and performance by Investor of the Investment Documents to which Investor is a party, and the consummation by Investor of the Transactions, do not violate any Laws or Orders to which Investor is subject. or violate, breach or conflict with any provision of Investor’s organizational documents

Section 3.03 INVESTMENT REPRESENTATIONS.

(a)	Investor understands and agrees that the consummation of this Agreement including the delivery of the Shares to Investor as contemplated hereby constitutes the offer and sale of securities under the 1933 Act and applicable state statutes.

(b)	Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act (an “Accredited Investor”).

(c)	Investor understands that the Shares are being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Shares.

(d)	Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Investor or its advisors. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Investor understands that its investment in the Shares involves a significant degree of risk.

(e)	At no time was Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Investor is not purchasing the Shares acquired by Investor hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the 1933 Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Investor hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Investor is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act. No other Person has a direct or indirect beneficial interest in the Shares. Further, Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Shares.

(g)	Investor understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities Laws, and the Shares may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the 1933 Act (whether pursuant to the Registration Rights Agreement or otherwise), (2) Investor shall have delivered to the Company, at the cost of Investor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Investor who agrees to sell or otherwise transfer the Shares only in accordance with this Section and who is an Accredited Investor, (4) the Shares are sold pursuant to Rule 144, (5) the Shares are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), or (6) the Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the 1933 Act, and Investor shall have delivered to the Company, at the cost of Investor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Shares under the 1933 Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(h)	Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)	Investor understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Transactions.

(j)	Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares until such Shares are registered for resale pursuant to the 1933 Act. Investor also understands that the Shares may bear the following or a substantially similar legend until such Shares are registered for resale pursuant to the 1933 Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 3.04 BROKERS. Investor has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Investment Document to which it is a party, or the Transactions.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed on the Company’s filings with the SEC pursuant to the 1933 Act or the 1934 Act, the Company represents and warrants to the Investor as follows:

Section 4.01 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the Transactions, or on the authority or ability of the Company to perform its obligations under the Investment Documents.

Section 4.02 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

(a)	The Company has the requisite corporate power and authority to enter into the Investment Documents and to issue the Shares in accordance with the terms hereof and thereof.

(b)	The execution and delivery of the Investment Documents by the Company and the consummation by it of the Transactions, including without limitation the issuance of the Shares pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

(c)	The Investment Documents have been duly and validly executed and delivered by the Company.

(d)	The Investment Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03 ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement, the Shares will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 4.04 INSURANCE. Each of the Company’s Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.05 DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the Transactions and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Investment Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

SECTION 5. COVENANTS OF THE COMPANY

Section 5.01 BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in this Agreement.

Section 5.02 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) the occurrence of the Expiration Date provided that the Investor has the right to sell all of the Shares without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption or pursuant to the Registration Statement, or (ii) the date on which the Investor has sold all the Shares.

Section 5.03 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

Section 5.04 FINANCIAL INFORMATION. During the Commitment Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) except as may be required to be limited by Law or the rules or requirements of the Principal Market, within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

Section 5.05 LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Investment Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Business Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.05.

Section 5.06 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

Section 5.07 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO SUBMIT A PURCHASE NOTICE. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

Section 5.08 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Shares to the Investor that are issued to the Investor pursuant to the Investment Documents.

Section 5.09 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION 6. INDEMNIFICATION

Section 6.01 GENERAL INDEMNIFICATION. In consideration of the Parties’ mutual obligations set forth in the Investment Documents, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all losses, damages, deficiencies, liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”) incurred or suffered by any Indemnified Party arising out of, based upon or resulting from (I) any misrepresentation or breach of any representation or warranty made by the Indemnifying Party in any Investment Document; (II) any breach of any covenant, agreement or obligation of the Indemnifying Party contained in the Investment Document; or (III) any cause of action, suit or claim brought or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance or enforcement of the Investment Documents. To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights any Indemnified Party may have, and any liabilities to which the Indemnifying Party may be subject.

Section 6.02 PROCEDURES FOR INDEMNIFICATION. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this SECTION 6 against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 6.03 PAYMENT. Upon a determination of liability under this SECTION 6 the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this SECTION 6 with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

SECTION 7. MICELLANEOUS

Section 7.01 LAW GOVERNING THIS AGREEMENT; ADDITIONAL PROVISIONS.

(a)	This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the Transactions shall be brought only in the state or federal courts located in Los Angeles, California. The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Parties agree to submit to the in personam jurisdiction of such courts. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Investment Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.

(b)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.01(b). Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(c)	The prevailing Party in any dispute hereunder shall be entitled to recover from the other Party its reasonable attorneys’ fees and costs.

(d)	In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of any agreement.

(e)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same.

Section 7.02 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Investment Documents, including the Document Preparation Fee (including but not limited to Section V of the Registration Rights Agreement), each Party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares. The Company will pay the Document Preparation Fee on the Execution Date.

Section 7.03 SURVIVAL. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the expiration of this Agreement.

Section 7.04 NOTICES.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

Simplicity Esports and Gaming Company

7000 W. Palmetto Park Road, Suite 505

Boca Raton, Florida 33433

Attention: Jed Kaplan

Email: jkaplan@simplicityesports.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

If to Investor, to:

Triton Funds LP

Attn: Marc Indeglia

1262 Prospect Street

La Jolla, CA 92037

Email: tritonfunds@tritonfunds.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.05 AMENDMENTS; NO WAIVERS; NO THIRD-PARTY BENEFICIARIES.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 7.06 FURTHER ASSURANCES. Following the Execution Date, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Investment Documents.

Section 7.07 SUCCESSORS AND ASSIGNS; BENEFIT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 7.08 ENTIRE AGREEMENT. This Agreement and the other Investment Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 7.09 SPECIFIC PERFORMANCE. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 7.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page. A Party’s signature on the signature page hereof evidences such Party’s agreement to be bound by the terms and conditions of this Agreement. Each undersigned signatory hereby certifies that he or she has read and understands this Agreement, the representations made by the Party for which such signatory is executing this Agreement are true and accurate, and that such Party agrees to be bound by its terms.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Common Stock Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year written below.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	President
Date:	March 12, 2020

Triton Funds LP

By:	/s/ Tyler Hoffman
Name:	TYLER HOFFMAN
Title:	AUTHORIZED SIGNATORY
Date:	MARCH 11, 2020

Exhibit A

Registration Rights Agreement

(Attached)

Exhibit B

Form of Purchase Notice

Date:[                             ]

Triton Funds LP Attn: Marc Indeglia 1262 Prospect Street La Jolla, CA 92037

Email: tritonfunds@tritonfunds.com

This is a Purchase Notice, as defined in and subject to the terms and conditions of that certain Common Stock Purchase Agreement (the “Agreement”), dated as of March 11, 2020, by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Investor”). Defined terms used herein without definition shall have the meanings given in the Agreement.

The Company hereby informed the Investor that the Company hereby elects to exercise its right pursuant to this Agreement to require Investor to purchase                       Shares. The purchase price for each Share (the “Purchase Price”) shall be equal to 90% of the VWAP as determined on the Closing Date.

The Closing Date for this transaction shall be three Business Days from the date set forth above.

Regards,

Simplicity Esports and Gaming Company

By:
Name:
Title: